UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): April 16, 2025

HYPERSCALE DATA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 190, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	GPUS	NYSE American
13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	GPUS PD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 15, 2025 (the “Closing Date”), Hyperscale Data, Inc., a Delaware corporation (the “Company”) entered into securities purchase agreements (the “Agreements”) with Target Capital 14 LLC, an Arizona limited liability company and Secure Net Capital LLC, a Nevada limited liability company (collectively, the “Investors”), pursuant to which the Company issued to the Investors convertible promissory notes in the aggregate principal face amount of $5 million (the “Notes”) in aggregate gross consideration of $4 million in cash paid by the Investors to the Company, prior to placement agent fees and expenses of approximately $460,000 (the “Transaction”).

Description of the Notes

The Notes have an aggregate principal face amount of $5,000,000 and were issued with an original issue discount of twenty percent (20%), or $1,000,000. The Notes do not accrue interest unless an Event of Default (as defined in the Notes) occurs, at which time the Notes would accrue interest at 20% per annum. The Notes will mature on September 30, 2025. The Notes are convertible into shares (the “Conversion Shares”) of the Company’s class A common stock, par value $0.001 per share (the “Common Stock”) at any time after NYSE American (“NYSE”) approval of the Supplemental Listing Application (the “SLAP”) at a conversion price equal to the greater of (i) $0.40 per share (the “Floor Price”), which Floor Price shall not be adjusted for stock dividends, stock splits, stock combinations and other similar transactions and (ii) 80% of the lowest closing price of the Common Stock during the five (5) trading days immediately prior to the date of conversion into shares of Common Stock.

The Company may not issue Conversion Shares to the extent such issuances would result in an aggregate number of shares of Common Stock exceeding 19.99% of the total shares of Common Stock issued and outstanding as of the Closing Date, in accordance with the rules and regulations of the NYSE unless the Company first obtains stockholder approval (the “Stockholder Approval”). Pursuant to the Agreements, the Company agreed to file a preliminary proxy or information statement to obtain the Stockholder Approval (the “PRE 14A”) within 15 days of the Closing Date.

Pursuant to the Agreements, the Company is obligated to use commercially reasonable efforts to (i) file a resale registration statement with the Securities and Exchange Commission (the “Commission”) within 15 days of the Closing Date and (ii) have such resale registration statement declared effective by the Commission within 60 days of the Closing Date (or 75 days in the event of a full review by the Commission).

Additionally, commencing on the Closing Date and continuing until such time as the Notes are no longer outstanding, the Company shall be prohibited from entering into a variable rate transaction.

The Notes contain standard and customary events of default including, but not limited to, failure to pay amounts due under the Notes when required, failure to deliver Conversion Shares when required, default in covenants, bankruptcy events delisting of the Common Stock from an approved market, failure to timely file all reports required under the Securities Exchange Act of 1934, as amended and the failure to timely file the PRE 14A.

Upon the first occurrence of an Event of Default under the Notes (such date, the “Event of Default Date”), (i) the principal amount outstanding as of the Event of Default Date shall be automatically increased by ten percent (10%) and (ii) the Company shall be obligated to pay each Investor an amount, in cash (which cannot be converted into Conversion Shares) equal to ten percent (10%) of the principal amount outstanding as of the Event of Default Date.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Conversion Shares, nor shall there be any offer, solicitation or sale of the Conversion Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

The Agreements contain customary representations, warranties and agreements by the Company, obligations of the parties, termination provisions and closing conditions. The representations, warranties and covenants contained in the Agreements were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such Agreements, and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the terms of the Notes and the Agreements do not purport to be complete and are subject to, and qualified in their entirety by reference to, the form of Note and Agreement which are annexed here as Exhibits 4.1 and 10.1, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 3.02. The Notes described in this Current Report on Form 8-K was offered and issued to the Investors in reliance upon exemption from the registration requirements under Section 4(a)(2) under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
4.1	Form of Convertible Promissory Note, issued April 15, 2025.

10.1	Form of Securities Purchase Agreement, dated April 15, 2025, by and between the Company and the Investor.

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERSCALE DATA, INC.

Dated: April 16, 2025	/s/ Henry Nisser
Henry Nisser President and General Counsel